EXHIBIT 10.44
FIRST AMENDMENT TO
MASTER CREDIT FACILITY AGREEMENT
This FIRST AMENDMENT TO MASTER CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of April 26, 2017 (“Effective Date”), by and among (i) the entities identified as Borrower set forth on Schedule I attached hereto (individually and collectively, “Borrower”), (ii) KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”), and (iii) FANNIE MAE, the corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States (“Fannie Mae”).
RECITALS
A.    Borrower and Lender are parties to that certain Master Credit Facility Agreement dated as of October 31, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Master Agreement”).
B.    All of Lender’s right, title and interest in the Master Agreement and the Loan Documents executed in connection with the Master Agreement or the transactions contemplated by the Master Agreement have been assigned to Fannie Mae pursuant to that certain Assignment of Master Credit Facility Agreement and Other Loan Documents, dated as of October 31, 2016 (the “Assignment”). Fannie Mae has not assumed (i) any of the obligations of Lender to make Future Advances (once an agreement is made for Lender to make a Future Advance) under the Master Agreement or (ii) any of the obligations of Lender which are servicing obligations delegated to Lender as servicer of the Advances. Fannie Mae has designated Lender as the servicer of the Advances contemplated by the Master Agreement.
C.    Borrower has requested that Lender make a Future Advance pursuant to the Master Agreement.
D.     The parties are executing this Amendment pursuant to the Master Agreement to reflect (i) the making of a Future Advance by Lender in the amount of $28,677,000 pursuant to Section 2.02(c)(2)(B) (Making Advances) of the Master Agreement (the “Future Advance”), as more particularly set forth herein and (ii) the modification of certain terms and provisions of the Master Agreement, all as more particularly set forth herein.
NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements contained in this Amendment and the Master Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:
Section 1.Recitals. The recitals set forth above are incorporated herein by reference as if fully set forth in the body of this Amendment.

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Section 2.Future Advance. In connection with this Amendment, Lender is making a Future Advance to Borrower in the amount of $28,677,000.
Section 3.Schedule 1 to the Master Agreement. Schedule 1 to the Master Agreement is hereby amended as follows:
(A)The definition of “Facility Debt Service” set forth in Schedule 1 to the Master Agreement is hereby amended and restated in its entirety as follows:
“Facility Debt Service” means, as of any date, for all purposes other than determining the Strike Rate, the sum of the amount of interest and principal amortization that would be payable during the applicable period determined by Lender immediately succeeding the date of determination, except that:
(a)    each Variable Structured ARM Advance to be obtained shall be deemed to require payments equal to the sum of (1) level monthly payments of principal and interest (with the interest rate calculated as (A) the Applicable Index, plus (B) the Margin (or until rate locked, the indicative pricing, as determined pursuant to the Underwriting and Servicing Requirements), plus (C) a stressed underwriting margin of 300 basis points (3.00%) or such lower stressed underwriting margin determined pursuant to the Underwriting and Servicing Requirements in an amount necessary to fully amortize the original principal amount of the Variable Structured ARM Advance over the Amortization Period), plus (2) the Monthly Cap Escrow Payment;
(b)    with respect to each Variable Structured ARM Advance Outstanding:
(1)    where an amortizing Interest Rate Cap has been purchased and is then effective, such Advance shall be deemed to require payments equal to the sum of (A) level monthly payments of principal and interest (with the interest rate calculated as (i) the Strike Rate applicable to such Advance, plus (ii) the Margin applicable to such Advance in an amount necessary to fully amortize the original principal amount of the Variable Structured ARM Advance over the Amortization Period), plus (B) any Monthly Cap Escrow Payment applicable to such Advance; and
(2)    where an interest-only Interest Rate Cap has been purchased and is then effective, such Advance shall be deemed to require payments equal to the sum of (A) level monthly payments of interest (with the interest rate calculated as (i) the Strike Rate applicable to such Advance, plus (ii) the Margin applicable to such Advance), plus (B) any Monthly Cap Escrow Payment applicable to such Advance;
(c)    [intentionally deleted];
(d)    each Fixed Advance to be obtained or Variable Advance to be converted shall be deemed to require level monthly payments of principal and interest (at an interest rate equal to the sum of the base United States Treasury Index Rate for securities having a maturity substantially similar to the maturity of the Fixed Advance, plus the Fixed Fee (or until rate locked, the estimated Fixed Fee as determined pursuant to the Underwriting and

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Servicing Requirements)) in an amount necessary to fully amortize the original principal amount of the Fixed Advance over the Amortization Period; and
(e)    each Fixed Advance Outstanding shall be deemed to require level monthly payments of principal and interest (at the Interest Rate for such Fixed Advance as set forth in the Schedule of Advance Terms) in an amount necessary to fully amortize the original principal amount of such Fixed Advance over the Amortization Period.
(B)The definition of “Strike Rate” set forth in Schedule 1 to the Master Agreement is hereby amended and restated in its entirety as follows:
“Strike Rate” means:
(a)    In determining the Strike Rate for new Interest Rate Caps (other than replacement Interest Rate Caps) purchased in connection with Future Advances that are Variable Advances made under this Master Agreement, the Strike Rate shall be the lower of (x) the percentage approved by Lender and (y) the percentage derived by taking:
(1)    the Net Operating Income for all Mortgaged Properties, minus
(A)    the product of (i) 1.40 and (ii) the payment due on each Fixed Advance provided that:
(1)    each Fixed Advance to be obtained or Variable Advance to be converted shall be deemed to require level monthly payments of principal and interest (at an interest rate equal to the sum of (A) the base United States Treasury Index Rate for securities having a maturity substantially similar to the maturity of the Fixed Advance, plus (B) the Fixed Fee (or until rate locked, the estimated Fixed Fee as determined pursuant to the Underwriting and Servicing Requirements), in an amount necessary to fully amortize the original principal amount of the Fixed Advance over the Amortization Period) (provided, however, if there are no principal payments due on a Fixed Advance during the Interest Rate Cap term for which the Strike Rate is being calculated, then the payments relating to such Fixed Advance shall not be required to include principal amortization for purposes of this calculation);
(2)    each Fixed Advance Outstanding shall be deemed to require level monthly payments of principal and interest (at the Interest Rate for such Fixed Advance as set forth in the Schedule of Advance

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Terms, in an amount necessary to fully amortize the original principal amount of such Fixed Advance over the Amortization Period) (provided, however, if there are no principal payments due on a Fixed Advance during the Interest Rate Cap term for which the Strike Rate is being calculated, then the payments relating to such Fixed Advance shall not be required to include principal amortization for purposes of this calculation);
minus
(B)    the product of (i) 1.20 and (ii) the payment due on each Variable Structured ARM Advance Outstanding, provided that each Variable Structured ARM Advance Outstanding shall be deemed to require payments equal to the sum of (1) monthly payments of principal and interest (with the interest rate calculated as (A) the weighted average Strike Rate for all outstanding Interest Rate Caps plus (B) the Margin applicable to such non-replacement Interest Rate Caps, in an amount necessary to fully amortize the original principal amount of the Variable Structured ARM Advance over the Amortization Period, and the principal component of the Variable Structured ARM Advance payment(s) equal to the Fixed Monthly Principal Component as set forth in the Schedule of Advance Terms), plus (2) the Monthly Cap Escrow Payments, if any, for the succeeding twelve (12) month period (provided, however, if there are no principal payments due on a Variable Structured ARM Advance during the Interest Rate Cap term for which the Strike Rate is being calculated, then the payments relating to such Variable Structured ARM Advance shall not be required to include principal amortization for purposes of this calculation). Notwithstanding the foregoing, if there are Variable Structured ARM Advances Outstanding for which there are no Interest Rate Caps outstanding at the time of the calculation, then such Variable Advances shall be included in (3) below;
divided by
(2)    1.20
divided by
(3)    the total of all Variable Advances to be obtained or Variable Advances Outstanding, that were not included in (a)(1)(B), at the time of the calculation of the Strike Rate minus

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(4)    the amortization factor for all Variable Advances to be obtained or Variable Advances Outstanding if principal is to be paid during the Interest Rate Cap term minus
(5)    the Margin (or for Variable Structured ARM Advances to be obtained, until rate locked, the indicative pricing as determined pursuant to the Underwriting and Servicing Requirements).
(b)    In determining the Strike Rate for any replacement Interest Rate Cap purchased in connection with this Master Agreement pursuant to the Cap Security Agreement, the Strike Rate shall be the lower of (x) the percentage approved by Lender and (y) the percentage derived by taking:
(1)    the Net Operating Income for all Mortgaged Properties, minus
(A)    the product of (i) 1.40 and (ii) the payment due on each Fixed Advance provided that each Fixed Advance Outstanding shall be deemed to require level monthly payments of principal and interest (at the Interest Rate for such Fixed Advance as set forth in the Schedule of Advance Terms, in an amount necessary to fully amortize the original principal amount of such Fixed Advance over the Amortization Period) (provided, however, if there are no principal payments due on a Fixed Advance during the Interest Rate Cap term for which the Strike Rate is being calculated, then the payments  relating to such Fixed Advance shall not be required to include principal amortization for purposes of this calculation)
minus
(B)    the product of (i) 1.20 and (ii) the payment due on each Variable Structured ARM Advance Outstanding where the applicable Interest Rate Cap is not being replaced in connection with the calculation of the Strike Rate, provided that each Variable Structured ARM Advance Outstanding shall be deemed to require payments equal to the sum of (1) monthly payments of principal and interest (with the interest rate calculated as (A) the weighted average Strike Rate for all outstanding Interest Rate Caps plus (B) the Margin applicable to such non-replacement Interest Rate Caps, in an amount necessary to fully amortize the original principal amount of the Variable Structured ARM Advance over the Amortization Period, and the principal component of the Variable Structured ARM Advance payment(s) equal to the Fixed Monthly Principal Component as set forth in the Schedule of Advance Terms), plus (2) the Monthly Cap Escrow Payments, if any, for the succeeding twelve (12) month period

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(provided, however, if there are no principal payments due on a Variable Structured ARM Advance during the Interest Rate Cap term for which the Strike Rate is being calculated, then the payments relating to such Variable Structured ARM Advance shall not be required to include principal amortization for purposes of this calculation).  Notwithstanding the foregoing, if there are Variable Structured ARM Advances Outstanding for which there are no Interest Rate Caps outstanding at the time of the calculation, then such Variable Advances shall be included in (3) below divided by
(2)    1.20
divided by
(3)    the total of all Variable Advances Outstanding, that were not included in (b)(1)(B), at the time of the calculation minus
(4)    the amortization factor for all Variable Advances to be obtained or Variable Advances Outstanding if principal is to be paid during the Interest Rate Cap term minus
(5)    the Margin (or for Variable Structured ARM Advances to be obtained, until rate locked, the indicative pricing as determined pursuant to the Underwriting and Servicing Requirements).
Section 4.Schedule of Advance Terms. The Schedule of Advance Terms to the Master Agreement is hereby supplemented with Schedule 3.2 attached hereto.
Section 5.Prepayment Premium Schedule. The Prepayment Premium Schedule to the Master Agreement is hereby supplemented with Schedule 4.2 attached hereto.
Section 6.Exhibit A. Exhibit A to the Master Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.
Section 7.Capitalized Terms. All capitalized terms used in this Amendment which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement, as amended hereby.
Section 8.Full Force and Effect. Except as expressly modified by this Amendment, all terms and conditions of the Master Agreement shall continue in full force and effect.

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Section 9.Counterparts. This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.
Section 10.Applicable Law. The provisions of Section 15.01 of the Master Agreement (entitled Choice of Law; Consent to Jurisdiction) and Section 15.02 (Waiver of Jury Trial) are hereby incorporated into this Amendment by this reference to the fullest extent as if the text of such provisions were set forth in their entirety herein.
Section 11.Authorization. Borrower represents and warrants that Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Master Agreement, as amended hereby.
Section 12.Compliance with Loan Documents. The representations and warranties set forth in the Loan Documents executed or assumed by Borrower, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, except for such changes as are specifically permitted under the Loan Documents. In addition, Borrower has complied with and is in compliance with all of its covenants set forth in the Loan Documents, as amended hereby.
Section 13.No Event of Default. Borrower represents and warrants that, as of the date hereof, no Event of Default under the Loan Documents executed or assumed by Borrower, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing.
Section 14.Costs. Borrower agrees to pay all fees and costs (including attorneys’ fees) incurred by Fannie Mae and Lender in connection with this Amendment.
Section 15.Continuing Force and Effect of Loan Documents. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Master Agreement and the other Loan Documents are incorporated by reference herein and in all respects shall continue in full force and effect. Each Borrower, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Master Agreement and the other Loan Documents executed or assumed by it, including Section 15.01 (Choice of Law; Consent to Jurisdiction), Section 15.02 (Waiver of Jury Trial), Section 15.05 (Counterparts), Section 15.08 (Severability; Entire Agreement; Amendments) and Section 15.09 (Construction) of the Master Agreement.

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IN WITNESS WHEREOF, the parties hereto have signed and delivered this Amendment under seal (where applicable) or have caused this Amendment to be signed and delivered under seal (where applicable) by their duly authorized representatives. Where Applicable Law so provides, the parties hereto intend that this Amendment shall be deemed to be signed and delivered as a sealed instrument.
BORROWER:

ARHC PVVLGKS01, LLC
ARHC APNVLMI01, LLC
ARHC SCKCYMO01, LLC
ARHC LSSMTMO01, LLC,
each a Delaware limited liability company

By:    /s/ Jesse Galloway (SEAL)
Name:    Jesse Galloway
Title:    Authorized Signatory

LENDER:

KEYBANK NATIONAL ASSOCIATION

By:    /s/ Tonya Darnes (SEAL)
Name:    Tonya Darnes
Title:    Vice President

[Signatures continue on following page]
FANNIE MAE:
FANNIE MAE

By:    /s/ Manuel Menendez (SEAL)
Name:    Manuel Menendez
Title:    Senior Vice President

SCHEDULE I

BORROWER

ARHC PVVLGKS01, LLC, a Delaware limited liability company
ARHC APNVLMI01, LLC, a Delaware limited liability company
ARHC SCKCYMO01, LLC, a Delaware limited liability company
ARHC LSSMTMO01, LLC, a Delaware limited liability company
SCHEDULE 3.2 TO
MASTER CREDIT FACILITY AGREEMENT
Schedule of Advance Terms

III. INFORMATION FOR $28,677,000 VARIABLE ADVANCE MADE APRIL 26, 2017
Adjustable Rate
Until the first Rate Change Date, the Initial Adjustable Rate, and from and after each Rate Change Date following the first Rate Change Date until the next Rate Change Date, a per annum interest rate that is the sum of (i) the Current Index, and (ii) the Margin, which sum is then rounded to the nearest three (3) decimal places; provided, however, that the Adjustable Rate shall never be less than the Margin.

Advance Amount	$28,677,000
Advance Term	114 months.
Advance Year	The period beginning on the Effective Date and ending on the last day of April, 2018, and each successive twelve (12) month period thereafter.
Amortization Type	Amortizing Full Term Interest Only Partial Interest Only
Current Index	The published Index that is effective on the Business Day immediately preceding the applicable Rate Change Date.
Effective Date	April 26, 2017
First Payment Date	The first day of June, 2017
First Principal and Interest Payment Date	The first day of December, 2021.
Fixed Monthly Principal Component	$33,955.41
Fixed Rate Amortization Factor	4.82% per annum
Index	One Month LIBOR
Initial Adjustable Rate	3.441% per annum.
Initial Monthly Debt Service Payment	$84,972.34
Interest Accrual Method
Actual/360 (computed on the basis of a three hundred sixty (360) day year and the actual number of calendar days during the applicable month, calculated by multiplying the unpaid principal balance of the Advance by the Interest Rate, dividing the product by three hundred sixty (360), and multiplying the quotient obtained by the actual number of days elapsed in the applicable month).

Interest Only Term	54 months.
Interest Rate Type	Structured ARM
Last Interest Only Payment Date	The first day of November, 2021.
Margin	2.450%
Maturity Date
The first day of November, 2026, or any later date to which the Maturity Date may be extended (if at all) pursuant to this Master Agreement in connection with an election by Borrower to convert the Interest Rate on the Advance to a fixed rate pursuant to the terms of this Master Agreement, or any earlier date on which the unpaid principal balance of the Advance becomes due and payable by acceleration or otherwise.

Monthly Debt Service Payment
(i) for the First Payment Date, the Initial Monthly Debt Service Payment;
(ii) for each Payment Date thereafter through and including the Last Interest Only Payment Date, the amount obtained by multiplying the unpaid principal balance of the Advance by the Adjustable Rate, dividing the product by three hundred sixty (360), and multiplying the quotient by the actual number of days elapsed in the applicable month;
(iii) for the First Principal and Interest Payment Date and each Payment Date thereafter until the Advance is fully paid, an amount equal to the sum of:
(1) the Fixed Monthly Principal Component; plus
(2) an interest payment equal to the amount obtained by multiplying the unpaid principal balance of the Advance by the Adjustable Rate, dividing the product by three hundred sixty (360), and multiplying the quotient by the actual number of days elapsed in the applicable month.

Payment Change Date	The first (1st) day of the month following each Rate Change Date until the Advance is fully paid.
Prepayment Lockout Period	The first (1st) Advance Year of the term of the Advance.
Rate Change Date	The First Payment Date and the first (1st) day of each month thereafter until the Advance is fully paid.
Remaining Amortization Period
As of the First Principal and Interest Payment Date and each Payment Date thereafter, the Amortization Period minus the number of scheduled principal and interest Monthly Debt Service Payments that have elapsed since the Effective Date.

IV. YIELD MAINTENANCE/PREPAYMENT PREMIUM INFORMATION
Prepayment Premium Term	The period beginning on the Effective Date and ending on the last calendar day of the fourth (4th) month prior to the month in which the Maturity Date occurs.

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INITIAL PAGE TO SCHEDULE 3.2 TO
MASTER CREDIT FACILITY AGREEMENT
SCHEDULE OF ADVANCE TERMS

____________________ BORROWER INITIALS

SCHEDULE 4.2 TO
MASTER CREDIT FACILITY AGREEMENT
Prepayment Premium Schedule
(1% Prepayment Premium – ARM, SARM)
1.Defined Terms.
All capitalized terms used but not defined in this Prepayment Premium Schedule shall have the meanings assigned to them in the Master Agreement.
2.Prepayment Premium.
(a)    Any Prepayment Premium payable under Section 2.04 (Prepayment; Prepayment Lockout; Prepayment Premium) of the Master Agreement shall be equal to the following percentage of the amount of principal being prepaid at the time of such prepayment, acceleration or application:

Prepayment Lockout Period	5.00%
Second Loan Year, and each Loan Year thereafter	1.00%
(b)    Notwithstanding the provisions of Section 2.04 (Prepayment; Prepayment Lockout; Prepayment Premium) of the Master Agreement or anything to the contrary in this Prepayment Premium Schedule, no Prepayment Premium shall be payable with respect to any prepayment made on or after the last calendar day of the fourth (4th) month prior to the month in which the Maturity Date occurs.
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INITIAL PAGE TO SCHEDULE 4.2 TO
MASTER CREDIT FACILITY AGREEMENT
Prepayment Premium Schedule

____________________
Borrower Initials

EXHIBIT A TO MASTER CREDIT FACILITY AGREEMENT
SCHEDULE OF MORTGAGED PROPERTIES
AND VALUATIONS
(Seniors Housing)

PROPERTY	LOCATION	OWNER	INITIAL VALUATION	CURRENT ALLOCABLE FACILITY AMOUNT
Addington Place of Prairie Village	2700 Somerset Drive, Prairie Village, Johnson County, KS 66206	ARHC PVVLGKS01, LLC, a Delaware limited liability company	$25,640,000	$14,812,231
Addington Place	42010 West Seven Mile Road, Northville, Wayne County, MI, 48167	ARHC APNVLMI01, LLC, a Delaware limited liability company	$23,000,000	$13,287,102
Addington Place of Shoal Creek	9601 North Tullis Drive, Kansas City, Clay County, MO 64157	ARHC SCKCYMO01, LLC, a Delaware limited liability company	$23,180,000	$13,391,089
Addington Place of Lee’s Summit	2160 SE Blue Parkway, Lee’s Summit, Jackson County, MO 64063	ARHC LSSMTMO01, LLC, a Delaware limited liability company	$29,750,000	$17,186,578

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